Exhibit 10.1

Execution Copy

LIMITED WAIVER AND SECOND AMENDMENT TO

SENIOR SECURED CREDIT AGREEMENT

This LIMITED WAIVER AND SECOND AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT, dated as of October 11, 2017 (this “Waiver and Second Amendment”), is entered into by and among Global Power Equipment Group Inc. (“Borrower”), each financial institution from time to time party hereto as lender (each, a “Lender” and collectively, the “Lenders”), and CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, and together with its successors and assigns, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders identified on signatures pages thereto, the Administrative Agent and the Collateral Agent are parties to that certain Senior Secured Credit Agreement, dated as of June 16, 2017, as amended by that certain First Amendment to Senior Secured Credit Agreement, dated as of August 17, 2017 (the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Waiver and Second Amendment, the “Credit Agreement”);

WHEREAS, the Borrower intends to enter into that certain Securities Purchase Agreement, dated as of October 11, 2017, by and between Borrower, Braden Holdings, LLC and GPEG C.V., as sellers, and Innova Global Europe B.V., Innova Global Inc. (USA), Innova Global Operation Ltd. and 1938247 Alberta Ltd., as buyers (the “Purchase Agreement”), pursuant to which the sellers wish to sell to the buyers, and the buyers wish to purchase from the sellers, all of the issued and outstanding Equity Interests of Braden Manufacturing, L.L.C., Global Power Technical Services, Inc., GPEG Mexico Distributing, SA de CV, Global Power Equipment Group (Hong Kong) Limited and Global Power Netherlands BV (and indirectly Braden-Europe BV, Global Power Professional Services Netherlands BV and Braden Power Equipment (Shanghai) Co., Ltd., but excluding Braden Holdings, LLC and Braden Manufacturing SA de CV) (collectively, the “Proposed Subsidiary Sale”);

WHEREAS, in order to consummate the Proposed Subsidiary Sale, certain Subsidiaries of the Borrower have taken pre-closing actions set forth on Section 6.20 of the Disclosure Schedule to the Purchase Agreement, including certain actions which constitute “Investments” prohibited pursuant to Section 7.02 of the Existing Credit Agreement (collectively, the “Specified Investments”);

WHEREAS, the Borrower has requested that the Lenders consent to the Specified Investments and waive any Default and/or Event of Default that may arise as a result thereof;

WHEREAS, the Proposed Subsidiary Sale is an “Initial Subsidiary Transaction”, as such term is defined in the Existing Credit Agreement;

WHEREAS, pursuant to Section 2.02(b)(ii) of the Existing Credit Agreement, the Borrower is required to prepay an aggregate amount of the Obligations equal to 100% of the Net

Cash Proceeds realized or received in connection with an Initial Subsidiary Transaction, plus the Upfront First-Out Fee and the Upfront Initial Fee, together with the accrued and uncapitalized Upfront First-Out Fee PIK Amount and Upfront Initial Fee PIK Amount, as promptly as reasonably practicable, but in any event, prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds;

WHEREAS, the Borrower has requested that the Lenders agree to partially waive the mandatory prepayment due in connection with the Proposed Subsidiary Sale and accept a prepayment equal to $34,000,000 on account of the Proposed Subsidiary Sale (such amount, the “Prepayment Amount”);

WHEREAS, the Lenders are willing to (i) consent to (a) the making of the Specified Investments and (b) the prepayment of the Loans in the amount of the Prepayment Amount, and (ii) waive any Defaults and/or Events of Default that may arise as a result of each of the foregoing, in each case subject to the terms and conditions of this Waiver and Second Amendment;

WHEREAS, simultaneously with the consummation of the Proposed Subsidiary Sale, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent desire to amend certain provisions of the Existing Credit Agreement in the manner and on the terms and conditions provided for herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

Section 1.1.    Certain Definitions.  Capitalized terms used herein but not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

ARTICLE II

Consent and Waiver

Section 2.1.    Specified Investments.  Subject to satisfaction of the conditions set forth in Section 4 hereof, and in reliance upon (i) the representations and warranties of the Loan Parties set forth herein and in the Credit Agreement and the other Loan Documents and (ii) the agreements of the Loan Parties set forth herein, effective as of the Second Amendment Effective Date, the Lenders consent to the Specified Investments and waive any Default and/or Event of Default arising therefrom.

Section 2.2.    Mandatory Prepayment.  (a) Subject to satisfaction of the conditions set forth in Section 4 hereof, and in reliance upon (i) the representations and warranties of the Loan Parties set forth herein and in the Credit Agreement and the other Loan Documents and (ii) the agreements of the Loan Parties set forth herein, effective as of the Second Amendment Effective

Date, the Lenders consent to (1) the prepayment of the Prepayment Amount in satisfaction of the requirement to prepay the Loans in connection with the consummation of the Proposed Subsidiary Sale pursuant to Section 2.02(b)(iii), (2) waive prepayment of Loans in the amount of the remainder of the Net Cash Proceeds received from the Proposed Subsidiary Sale, which shall be used by the Borrower for working capital purposes and (3) waive any Default and/or Event of Default arising from the foregoing.  The Prepayment Amount shall be applied in accordance with Section 2.02(b)(vii) of the Credit Agreement.

(b)    The Agent and the Lenders acknowledge that, upon the consummation of the Proposed Subsidiary Sale and their receipt of the Prepayment Amount, the Borrower shall have no obligation to pay the 2018 Amortization Payment as required by Section 2.03(b) of the Existing Credit Agreement.

Section 2.3.    Post-Closing Undertakings.  Subject to satisfaction of the conditions set forth in Section 4 hereof, and in reliance upon (i) the representations and warranties of Loan Parties set forth herein and in the Credit Agreement and the other Loan Documents and (ii) the agreements of the Loan Parties set forth herein, effective as of the Second Amendment Effective Date, the Lenders waive the Default and/or Event of Default arising out of the Borrower’s failure to complete the following undertakings set forth on Schedule 6.13 to the Existing Credit Agreement: (a) deliver to the Collateral Agent all the documentation requested by the Collateral Agent to perfect the Collateral Agent’s first priority security interest in all of the Equity Interests of a Specified Foreign Subsidiary in the jurisdiction of formation of such Specified Foreign Subsidiary, including without limitation, deeds of pledge, stock certificates, stock powers, director resignation letters and other instruments of transfer with respect thereto endorsed in blank, as applicable, in each case in form and substance reasonably acceptable to the Collateral Agent; (b) deliver fully executed leasehold mortgages with respect to certain properties set forth on Schedule 6.13 to the Existing Credit Agreement; (c) replace the Existing Letters of Credit with new letters of credit issued by a financial institution reasonably acceptable to the Administrative Agent; and (d) deliver to the Collateral Agent fully executed deposit account control agreements in respect of bank accounts held each Loan Party at Wells Fargo, National Association (clauses (a) – (d) collectively referred to as the “Existing Defaults”).

Section 2.4.    General.  Nothing in this Waiver and Second Amendment, nor any communications among any Loan Party, any Agent, or any Lender, shall be deemed a waiver with respect to any Events of Default, other than the Specified Investments, prepayment of the Prepayment Amount and Existing Defaults, or any future failure of the Loan Parties to comply fully with any provision of the Credit Agreement or any provision of any other Loan Document, and in no event shall this waiver be deemed to be a waiver of enforcement of any of the Agents’ or Lenders’ rights or remedies under the Credit Agreement and the other Loan Documents, at law (including under the UCC), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 8.02 of the Credit Agreement, with respect to any other Defaults or Events of Default now existing or hereafter arising.  Except as expressly provided herein, each Agent and each Lender hereby reserves and preserves all of its rights and remedies against the Borrower and each other Loan Party under the Credit Agreement and the other Loan Documents, at law (including under the UCC), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 8.02 of the Credit Agreement.  The waivers and consents in this

Article II shall be effective only in this specific instance and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.

ARTICLE III

Amendments

Section 3.1.    Amendments to Credit Agreement.  Upon satisfaction of the conditions set forth in Article 4 hereof, the Existing Credit Agreement is hereby amended as follows:

(a)    Defined terms “ABN AMRO Facility”, “Global Power Netherlands” and “Surviving Indebtedness” set forth in Section 1.01 of the Credit Agreement are hereby deleted in their entirety and all references to such defined terms in the Credit Agreement are hereby deleted and replaced with “[reserved].”

(b)    Schedule 6.13 to the Existing Credit Agreement is hereby deleted in its entirety and Schedule 6.13 attached to this Waiver and Second Amendment is substituted in lieu thereof.

(c)    Schedule 7.03(b) to the Existing Credit Agreement is deleted in its entirety.

(d)    Schedule 7.03(i) to the Existing Credit Agreement is hereby deleted and Schedule 7.03(i) attached to this Waiver and Second Amendment is substituted in lieu thereof.

(e)    Section 7.16 of the Existing Credit Agreement shall be deleted in its entirety and replaced with “[Reserved.]”

ARTICLE IV

Representations and Warranties

Section 4.1.    Representations and Warranties. In order to induce the Agents and the Lenders to enter into this Waiver and Second Amendment, each Loan Party hereby represents and warrants to the Agents and each Lender as follows:

(a)    After giving effect to this Waiver and Second Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Existing Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Second Amendment Effective Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)    The execution, delivery and performance of this Waiver and Second Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by each of the Loan Parties.

(c)    The Loan Parties are in full compliance with each of the Loan Documents.

(d)    There has been no Material Adverse Effect in the financial condition and business performance of the Borrower since the Closing Date.

(e)    No Default or Event of Default currently exists, shall be in existence immediately after giving effect to this Waiver and Second Amendment.

ARTICLE V

Effectiveness

Section 5.1.    Effectiveness.  This Waiver and Second Amendment shall become effective as of the date (the “Second Amendment Effective Date”), on which each of the following conditions is satisfied:

(a)    The Administrative Agent shall have received duly executed signature pages to this Waiver and Second Amendment signed by each Loan Party, the Administrative Agent and the Lenders.

(b)    The Administrative Agent shall have received from the Borrower a duly executed Notice of Prepayment.

(c)    Payment by the Borrower to the Administrative Agent for further distribution to each Lender (or to each Lender directly, as instructed by the Administrative Agent for administrative convenience) of the Prepayment Amount and all accrued costs, fees and expenses (including, without limitation, applicable Attorney Costs and the reasonable and documented out-of-pocket fees and expenses of any other advisors to the Administrative Agent and the Lenders).

(d)    The Administrative Agent shall have received a fully executed Purchase Agreement, dated on or about the date hereof.

(e)    The Administrative Agent shall have received a fully executed Partial Payoff and Release, dated on or about the date hereof.

ARTICLE VI

Acknowledgements and Consent

Section 6.1.    Collateral.  The Loan Parties hereby acknowledge, ratify and reaffirm (i) the validity and enforceability of the Existing Credit Agreement and the other Loan Documents and all liens and security interests granted thereunder to the Collateral Agent for the benefit of the Lenders as collateral security for the Obligations and (ii) that all such liens and security interests continue to secure the Obligations under the Existing Credit Agreement, as amended by this Waiver and Second Amendment and all collateral pledged as security for the Obligations continue to be and remain collateral for the Obligations from and after the date hereof.

ARTICLE VII

Miscellaneous

Section 7.1.    Reference to and Effect on the Loan Documents.

(a)    On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement after giving effect to this Waiver and Second Amendment.

(b)    Except as specifically amended by this Waiver and Second Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)    The execution, delivery and performance of this Waiver and Second Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under the Existing Credit Agreement or any of the other Loan Documents.

(d)    The amendments to the Credit Agreement set forth herein shall be deemed by the parties to have effect from and after the Second Amendment Effective Date.

Section 7.2.    Release.  As a material part of the consideration for the Administrative Agent, the Collateral Agent and the Lenders entering into this Waiver and Second Amendment, the Borrower and each other Loan Party (collectively, the “Releasors”) agree as follows (the “Release Provision”):

(a)    The Releasors, jointly and severally, hereby release and forever discharge the Administrative Agent, the Collateral Agent, each Lender and the Administrative Agent’s, the Collateral Agent’s and each Lender’s predecessors, successors, assigns, participants, officers, managers, directors, shareholders, partners, employees, agents, attorneys and other professionals, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever and whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted arising out of, arising under or related to the Loan Documents (collectively, the “Claims”), that Releasors may have or allege to have against any or all of the Lender Group and that arise from events occurring before the date hereof.

(b)    The Releasors agree not to sue any of the Lender Group nor in any way assist any other person or entity in suing the Lender Group with respect to any of the Claims released herein.  The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)    The Releasors acknowledge, warrant, and represent to Lender Group that:

(i)    The Releasors have read and understand the effect of the Release Provision.  The Releasors have had the assistance of independent counsel of their own choice, or have had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasors has read and considered the Release Provision and advised Releasors with respect to the same.  Before execution of this Amendment, the Releasors have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)    The Releasors are not acting in reliance on any representation, understanding, or agreement not expressly set forth herein.  The Releasors acknowledge that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)    The Releasors have executed this Waiver and Second Amendment and the Release Provision thereof as a free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person or entity.

(iv)    The Releasors are the sole owners of the Claims released by the Release Provision, and the Releasors have not heretofore conveyed or assigned any interest in any such Claims to any other person or entity.

(d)    The Releasors understand that the Release Provision was a material consideration in the agreement of the Administrative Agent, the Collateral Agent and each Lender to enter into this Waiver and Second Amendment.

(e)    It is the express intent of the Releasors that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by the Releasors of any Claims released hereby against Lender Group.

(f)    If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

(g)    The Releasors acknowledge that they may hereafter discover facts in addition to or different from those that they now know or believe with respect to the Claims released herein, but the Releasors expressly shall have and intend to fully, finally and forever have released and discharged any and all such Claims.  The Releasors expressly waive any provision of statutory or decisional law to the effect that a general release does not extend to Claims that the releasing party does not know or suspect to exist in such party’s favor at the time of executing the release.

Section 7.3.    Guarantor’s Acknowledgement and Agreement. By signing below, each Guarantor (a) acknowledges, consents and agrees to this Waiver and Second Amendment, (b) acknowledges and agrees to any amendment to its obligations in respect of the Guarantee made pursuant to this Waiver and Second Amendment, (c) acknowledges and agrees that its obligations in respect of the Guarantee, the Security Agreement and the other Collateral Documents are not released, diminished, waived, modified or impaired in any manner by this Waiver and Second Amendment or any of the provisions contemplated herein, (d) ratifies and confirms its obligations under the Guarantee, the Security Agreement and the other Collateral Documents, and (e) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Guarantee, the Security Agreement, any other Collateral Documents or any other Loan Documents or Obligations.

Section 7.4.    Fees. The Borrower hereby affirms its obligation under the Credit Agreement to reimburse the Administrative Agent, the Collateral Agent and the Lenders for all reasonable and documented out‑of‑pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Waiver and Second Amendment, including but not limited to all Attorney Costs.

Section 7.5.    Headings.  The headings in this Waiver and Second Amendment are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Waiver and Second Amendment.

Section 7.6.    Governing Law.  This Waiver and Second Amendment, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state.

Section 7.7.    Counterparts.  This Waiver and Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Waiver and Second Amendment.  Delivery of an executed counterpart of this Waiver and Second Amendment by facsimile or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Waiver and Second Amendment.

Section 7.8.    Severability.  If any term or other provision of this Waiver and Second Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Waiver and Second Amendment will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Waiver and Second Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 7.9.    Binding Effect.  This Waiver and Second Amendment will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

[Remainder of page intentionally left blank; signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GLOBAL POWER EQUIPMENT GROUP INC., as Borrower

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Co-President and Co-Chief Executive Officer

Acknowledged and agreed:

GLOBAL POWER PROFESSIONAL SERVICES INC.
BRADEN CONSTRUCTION SERVICES, INC.
WILLIAMS GLOBAL SERVICES, INC.
WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.
WILLIAMS INDUSTRIAL SERVICES, LLC
WILLIAMS SPECIALTY SERVICES, LLC
WILLIAMS PLANT SERVICES, LLC
CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC
BRADEN HOLDINGS, LLC
STEAM ENTERPRISES, L.L.C.
GPEG, LLC
each as Guarantor

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Vice President

KOONTZ-WAGNER CUSTOM CONTROLS HOLDINGS LLC
as Guarantor

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
President

[Signature Page to Limited Waiver and Second Amendment to Senior Secured Credit Agreement]

CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., as Administrative Agent and Collateral Agent, and as a Lender

By:	/s/ Luke Gosselin
Name: Luke Gosselin
Title: Managing Director

CENTRE LANE PARTNERS IV, L.P., as Lender

By:	/s/ Quinn Morgan
Name: Quinn Morgan
Title: Managing Director

[Signature Page to Limited Waiver and Second Amendment to Senior Secured Credit Agreement]

SCHEDULE 6.13

POST-CLOSING UNDERTAKINGS

(a) Within one hundred twenty (120) days following the Second Amendment Effective Date or such longer time as the Administrative Agent shall agree in writing, the Loan Parties shall replace the Existing Letters of Credit with new letters of credit issued by a financial institution reasonably acceptable to the Administrative Agent.

(b) Within sixty (60) days following the Second Amendment Effective Date or such longer time as the Administrative Agent shall agree in writing, the Loan Parties shall deliver to the Collateral Agent fully executed deposit account control agreements in respect of bank accounts held by each Loan Party.

(c) Within sixty (60) days following the Second Amendment Effective Date or such longer time as the Administrative Agent shall agree in writing, the Loan Parties shall deliver to the Collateral Agent fully executed landlord personal property collateral access agreements for properties located at (i) 400 E. Las Colinas Blvd., Irving, Texas, (ii) 3801 Voorde Drive, South Bend, Indiana and (iii) 100 Crescent Centre Parkway, Tucker, Georgia, in each case executed by the landlord of any leasehold property and by the applicable Loan Party, each in form and substance reasonably acceptable to the Collateral Agent.

SCHEDULE 7.03(i)

INTERCOMPANY NOTES

1. Promissory Note, dated December 22, 2014, issued by GPEG C.V. in favor of GPEG, LLC in the initial principal amount of $24,900,000.